UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.    )

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Filed by a Party other than the Registrant [  ]

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                            Merrill Lynch & Co., Inc.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

                          MERRILL LYNCH & CO., INC.

                       2003 ANNUAL SHAREHOLDERS MEETING
                          MANAGEMENT RECOMMENDATIONS


1.  FOR Nominees

    o  Nominees chosen by committee of independent outside directors.

    o  82% of Board (9 of 11) consists of independent outside directors.

2.  FOR Merrill Lynch Employee Stock Compensation Plan

3.  AGAINST Cumulative Voting

    o Evelyn Y. Davis' proposal rejected at seventeen prior annual shareholders meetings.

    o Cumulative voting is inappropriate when employees, as a group, are the Company's primary shareholders.

    o Cumulative voting allows for election of directors by small groups with special interests.

    o The voting system used by Merrill Lynch and many other companies ensures that each director is elected by shareholders representing a majority of all of the shares voted at the meeting and encourages accountability of each director to all shareholders.

    Merrill Lynch has long adhered to "best practices" in corporate governance providing a framework for the independent management of the Company's affairs, including:

    o Totally independent Audit, Finance, Management Development & Compensation and Nominating and Corporate Governance Committees

    o  Independent Directors compensated in MER equity

    o Executive Management compensation determined by shareholder approved pay-for-performance formula

    o  Attendance by each director at 75% or more of all board meetings.



The preceding summary is qualified in its entirety by, and should be read in conjunction with, the more detailed description of the "Matters Requiring Shareholder Action" contained in the Company's definitive proxy statement filed March 14, 2003.

                  MERRILL LYNCH'S STOCK COMPENSATION PROGRAM


Stock compensation is a fundamental component of the total compensation of a broad group of Merrill Lynch producers and managers and is critical to retaining the Company's competitive advantage and delivering shareholder value.

    - Stock grants are an integral part of annual bonuses and are granted in lieu of cash. Merrill Lynch stock grants are NOT additive to compensation and are NOT an executive perquisite.

    - Under Merrill Lynch's performance-based compensation program, employees receive from 15% to 50% of their total compensation in the form of a year-end stock bonus award.

o Merrill Lynch's stock grant terms have always been shareholder friendly. Merrill Lynch has never repriced options or granted reload options, or issued options with an exercise price below 100% of Fair Market Value, and has always required a minimum three-year vesting period on restricted share grants. The program is administered by a committee of the Board of Directors composed entirely of independent directors.

o Merrill Lynch and its shareholders benefit from the Company's ability to substitute stock (a combination of restricted shares and stock options) for cash compensation as part of an employee's annual compensation.

    - Because the Company is in a cyclical growth business, the stock portion of the annual bonus aligns employees' and shareholders' financial interests across market cycles. In periods of market weakness, stock bonuses result in a transfer and sharing of downside risk between shareholders and employees -if the stock price does not appreciate, the value of the original bonus decreases below the amount that would have otherwise been paid in cash.

    - The vesting period for stock awards is an essential retention tool in the financial services industry where competitors seek to solicit and hire key employees to make quick and meaningful inroads with clients.

    - If an employee forfeits a stock award, the value of the award remains with the Company and its shareholders.

o Total compensation levels for financial service professionals are market-driven and represent a significant expense for the Company due to the competitive nature of the industry.

    - If the use of stock compensation is curtailed, Merrill Lynch may be required to divert cash from its operating businesses to continue to provide competitive levels of compensation.

o Merrill Lynch's stock program is broad-based with more than 9,000 participants. No executive officers are eligible to receive grants under the new plan.

    - Merrill Lynch's proxy officers received only 3.5% of all stock grants made by the Company for performance in 2002 - lower than other financial services firms and significantly lower than general industry.

    - The approach used to award executive management stock bonuses and the terms and provision of those awards are identical to those of all other employees.

o Merrill Lynch has succeeded in making stock ownership and proprietary thinking part of the Company culture. Merrill Lynch executives evidence their belief in the growth prospects for the Company by holding shares well in excess of the firm's executive stock ownership guidelines.

The preceding summary is qualified in its entirety by, and should be read in conjunction with, the more detailed description of the "Matters Requiring Shareholder Action" contained in the Company's definitive proxy statement filed March 14, 2003.

A message from Stan O'Neal, chief executive officer:

Dear Colleague:

All Merrill Lynch shareholders, including employee shareholders, recently received the Proxy Statement for the Company's 2003 Annual Meeting of Shareholders along with its annual report. At the meeting on April 28, shareholders will (1) elect three board members, (2) vote on an employee stock compensation plan and (3) vote on a shareholder proposal on cumulative voting.

The Board and management recommend that shareholders vote FOR the director nominees. We also recommend a vote FOR the employee stock compensation plan, and AGAINST the shareholder proposal.

I specifically call your attention to Proposal 2, which seeks approval of the Merrill Lynch Employee Stock Compensation Plan. The purpose of the Plan is to provide shares for future year-end VICP stock awards for employees. This item will be of particular interest to employees who participate in the firm's current Long-Term Incentive Compensation Plan.

Since 1990, Merrill Lynch stock has been a major component of total compensation for many key employees. Year-end stock grants are especially important in rewarding employees' contributions during the year while affording them a direct financial stake in the future performance of the company.

Your vote FOR the employee stock compensation plan is extremely important. Its rejection would limit our ability to include Merrill Lynch stock as a component of VICP and have a significantly adverse effect on year-end compensation.

If you haven't already done so, please vote by completing and returning the proxy card(s) received with your materials by mail, or by telephone or the internet. For further information, please refer to the e-mail sent earlier today which includes links to proxy materials and voting instructions.

Thank you for your consideration.